EXHIBIT 5.1

June 30, 2020

II-VI INCORPORATED

375 SAXONBURG BOULEVARD

SAXONBURG, PENNSYLVANIA 16056

Ladies and Gentlemen:

We have acted as special counsel to II-VI Incorporated, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of an indeterminate amount of the following securities:

(i)	common stock, no par value per share, of the Company (“Common Stock”); and

(ii)	preferred stock, no par value per share, of the Company (“Preferred Stock” and, together with Common Stock, the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have also examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”); (iv) the Amended and Restated By-laws; and (v) copies of resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on June 26, 2020. In addition, we have made such investigation of law as we have deemed appropriate. We have also examined and relied upon certificates of public officials and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents and (c) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions.

K&L GATES LLP

K&L GATES CENTER 210 SIXTH AVENUE PITTSBURGH PA 15222-2613

T +1 412 355 6500 F +1 412 355 6501 klgates.com

II-VI Incorporated

June 30, 2020

Our opinions set forth below are limited to the Pennsylvania Business Corporation Law (the “BCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors and/or any duly authorized committee thereof shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Board of Directors and/or a duly authorized committee thereof and (B) the Company’s shareholders, so as not to violate any applicable law, rule or regulation, including, without limitation, the BCL or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Articles of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the BCL, and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against all parties thereto in

II-VI Incorporated

June 30, 2020

accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Common Stock being issued and duly authorized by the Board of Directors and/or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

2. Assuming the terms of the Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, including, without limitation, the BCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Articles of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock have been duly established in conformity with the Articles of Incorporation, as it may be amended from time to time hereafter, and such powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Articles of Incorporation, as then in effect, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly authorized by the Board of Directors and shareholders, if applicable, and filed with the Secretary of State of the State of Delaware and become effective; (iii) certificates representing the shares of the Preferred Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the BCL, and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Board of Directors and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 and 2 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, such Issuable Securities will be validly issued, fully paid and nonassessable.

II-VI Incorporated

June 30, 2020

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that, at the time of the issuance of any share of Common Stock or Preferred Stock under the Registration Statement or upon the conversion of Preferred Stock, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

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